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                                    EXHIBIT 4

                  Austin Funding.com Corporation 1999 Stock Option and Incentive Plan, form of Incentive Stock Option Agreement and form of Non-Qualified Stock Option Agreement

         1999 Stock Option and Incentive Plan was filed as part of the Registration Statement on Form 10-SB filed by the Company as amended (File No. 000-26815), and incorporated herein by reference.

         Form of Incentive Stock Option Agreement and Form of Non-Qualified Stock Option Agreement are included herein as Exhibit 4.




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                         AUSTIN FUNDING.COM CORPORATION

                      1999 STOCK OPTION AND INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT


         This option is granted on ____________________ _____, _______, by
Austin Funding.Com Corporation (the "Corporation") to ___________ ("Optionee") in accordance with the following terms and conditions:

         1. Option Grant and Exercise Period. Subject to the Austin Funding.Com Corporation 1999 Stock Option and Incentive Plan, as the same may from time to time be amended (the "Plan"), the Corporation hereby grants to the Optionee an Option (the "Option") to purchase pursuant to the Plan and upon the terms and conditions therein and hereinafter set forth, an aggregate of _____ shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at a price per share equal to $______ (the "Exercise Price"). A copy of the Plan, as currently in effect, is attached hereto and incorporated herein by reference.

         Subject to the vesting schedule set forth herein, this Option shall be exercisable only during the period (the "Exercise Period") commencing from _________________ (the "Commencement Date") and ending at 5:00 p.m., CST, on
__________________, such later time and date being hereinafter referred to as the "Expiration Date." This option shall vest and become exercisable upon execution of this Agreement.

         2. Method of Exercise of This Option. This Option may be exercised at any time during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in Section 3 of the Plan or its successor (the "Committee") and directed to the address set forth in Section 9 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full for the Option Shares to be purchased upon such exercise. Payment shall be made either (i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation, or (ii) if the Committee shall have previously approved such form of payment, by delivering shares of Common Stock already owned by the Optionee having a "Market Value" (as defined in the Plan as in effect on the date of the grant of this Option) equal to the applicable exercise price, or
(iii) if the Committee shall have previously approved such form of payment, a combination of cash and such shares. Promptly after such payment, subject to
Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of







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the Optionee (or such other person) and in the name of another jointly with right of survivorship.

         3. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

         4. Transferability of this Option. This Option may not be assigned, encumbered or transferred except, as provided in the Plan. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any permitted assignee or successor to, Optionee.

         5. Termination of Service or Death of the Optionee. Except as provided in the Plan, this Option shall not be exercisable unless the Optionee, at the time Optionee exercises this Option, has maintained "Continuous Service" (as defined in the Plan as in effect on the date of the grant of this Option) since the date of the grant of this Option.

         6. Notice of Transfer. The Optionee or any person to whom the Option or the Option Shares shall have been transferred in accordance with the Plan promptly shall give notice to the Corporation within the later of (i) two years from the date of grant of this Option, or (ii) one year from the date of exercise of this Option. Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in
Section 9 below.

         7. Shareholder Rights Not Granted by this Option. The Optionee is not entitled by virtue hereof to any rights of a shareholder of the Corporation or to notice of meetings of shareholders or to notice of any other proceedings of the Corporation.

         8. Withholding Tax. Where the Optionee or another person is entitled to receive Option Shares pursuant to the exercise of this Option, the Corporation shall have the right to





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require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

         9. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of the Corporation, 823 Congress Avenue, Suite 515, Austin, Texas 78701. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or the Optionee, as the case may be.

         10. Plan and Plan Interpretations as Controlling. This Option and the term and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling, including in the event of a conflict. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

         11. Optionee Service. Nothing in this Option shall limit the rights of the Corporation or any of its Affiliates to terminate the Optionee's service as a director or otherwise impose upon the Corporation or any of its affiliates any obligation to employ or accept the services of the Optionee.

         12. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation by _______ __, 1999, at the address set forth in Section 9 above. In signing this Agreement, the Optionee acknowledges that the option was awarded pursuant to the Plan, which qualifies for an exemption from the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, ("Section 16") and, as such, requires that shares acquired pursuant to the exercise of such Option may not be sold or otherwise transferred by the Optionee for at least six months from the date shareholder approval of the Plan is received, without creating an obligation under Section 16 to pay to the Corporation the profit on any such transaction.

         IN WITNESS WHEREOF, the parties hereto have caused this Non-Qualified Stock Option Agreement to be executed as of the date first above written.




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                                AUSTIN FUNDING.COM CORPORATION



                                By:
                                   ---------------------------------------
                                    Glenn A. LaPointe, President


                                ACCEPTED:



                                ------------------------------------------
                                Name Printed:
                                             -----------------------------

                                Address:
                                             -----------------------------

                                             -----------------------------


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                         AUSTIN FUNDING.COM CORPORATION

                      1999 STOCK OPTION AND INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT


ISO NO. _______

         This option is granted on _______ __, ______, by Austin Funding.Com Corporation (the "Corporation") to ______________ ("Optionee") in accordance with the following terms and conditions:

         1. Option Grant and Exercise Period. Subject to shareholder approval of the Austin Funding.Com Corporation 1999 Stock Option and Incentive Plan, as the same may from time to time be amended (the "Plan"), the Corporation has granted to the Optionee an Option (the "Option") to purchase, pursuant to the Plan and this Agreement, an aggregate of ______ shares (the "Option Shares") of the common stock of the Corporation, par value $.01 per share ("Common Stock"), at a price per share equal to $_____ (the "Exercise Price"). A copy of the Plan, as currently in effect, is attached to this Agreement and incorporated herein by reference.

         Subject to the vesting schedule set forth herein, this Option shall be exercisable only during the period (the "Exercise Period") commencing on __________________ (the "Commencement Date"), and ending at 5:00 p.m., CST, on
___________________, such later time and date being referred to as the "Expiration Date." This Option shall vest and become exercisable immediately upon execution of this Agreement. This Option is further subject to the condition that the aggregate Market Value (as defined in the Plan and as determined as of the date of the grant of this Option) of the Option Shares with respect to which Incentive Stock Options (as defined in the Plan as in effect on the date of the grant of this Option) are exercisable for the first time by the Optionee in any calendar year shall not exceed $100,000.

         2. Method of Exercise of this Option. This Option may be exercised during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee referred to in Section 3 of the Plan or its successor (the "Committee") and directed to the address set forth in Section 9 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made either (i) in cash, which may be in the form of a check, bank draft or money order payable to the Corporation, or (ii) if the Committee shall have previously approved such form of payment, by delivering shares of Common Stock already owned by the Optionee having a "Market Value" (as defined in the Plan as in effect on the date of the grant of this Option) equal to the applicable exercise price, or (iii) if the Committee shall have previously approved such form of









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payment, a combination of cash and such shares. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person).

         3. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation requirement shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

         4. Transferability of this Option. This Option may not be assigned, encumbered or transferred except as provided in the Plan. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any permitted assignee, or successor to, Optionee.

         5. Termination of Service or Death of the Optionee. Except as provided in the Plan, this Option shall not be exercisable unless the Optionee, at the time Optionee exercises this Option, has maintained "Continuous Service" (as defined in the Plan as in effect on the date of the grant of this Option) since the date of the grant of this Option.

         6. Notice of Transfer. The Optionee or any person to whom the Option or the Option Shares shall have been transferred in accordance with the Plan promptly shall give notice to the Corporation within the later of (i) two years from the date of grant of this Option, or (ii) one year from the date of exercise of this Option. Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in
Section 9 below.


                                       2

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         7. Shareholder Rights Not Granted by this Option. The Optionee is not entitled by virtue hereof to any rights of a shareholder of the Corporation or to notice of meetings of shareholders or to notice of any other proceedings of the Corporation.

         8. Withholding Tax. Where the Optionee or another person is entitled to receive Option Shares pursuant to the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

         9. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of Austin Funding.Com Corporation, 823 Congress Avenue, Suite 515, Austin, Texas 78701. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

         10. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling, including in the event of conflict. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising under this Agreement or under the Plan.

         11. Optionee Service. Nothing in this Option shall limit the right of the Corporation or any of its affiliates to terminate the Optionee's service as a director, officer or employee, or otherwise impose upon the Corporation or any of its affiliates any obligation to employ or accept the services of the Optionee.

         12. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy of this Agreement to the Corporation by ________ __, 1999, at the address set forth in Section 9 above. In signing this Agreement, the Optionee acknowledges that the Option was awarded pursuant to the Plan, which qualifies for an exemption from the reporting requirements of Section 16 of the Securities and Exchange Act of 1934, as amended, ("Section 16") and, as such, requires that shares acquired pursuant to the exercise of such Option may not be sold or otherwise transferred by the Optionee for at least six months from the date






                                       3

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shareholder approval of the Plan is received, without creating an obligation under Section 16 to pay the Corporation the profit on any such transaction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                 AUSTIN FUNDING.COM CORPORATION



                                 By:
                                    ---------------------------------------
                                    Glenn A. LaPointe, President


                                 ACCEPTED:


                                 ------------------------------------------
                                 Name Printed:
                                              -----------------------------
                                 Address:
                                          ---------------------------------

                                          ---------------------------------




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